Exhibit 10.1

                        RELEASE AND SETTLEMENT AGREEMENT


         This RELEASE AND SETTLEMENT AGREEMENT, dated as of February 18, 2005 (this "Agreement"), is entered into by and between Pegasus Communications Corporation ("Pegasus" or the "Company") and The Blackstone Group L.P., on behalf of its parents, affiliates and subsidiaries (collectively, "Blackstone").


                  WHEREAS, Pegasus and Blackstone were parties to a certain letter agreement dated as of September 5, 2001 (the "Letter Agreement"), pursuant to which Blackstone would provide mergers and acquisition advisory services to Pegasus in connection with a change of control or possible sale of Pegasus' DIRECTV distribution business; and

                  WHEREAS, on June 2, 2004, certain subsidiaries of Pegasus, including those that distributed DIRECTV services (collectively, the "Chapter 11 Subsidiaries"), filed a voluntary petition for relief under chapter 11 of title 11 of the United States Code in the U.S. Bankruptcy Court for the District of Maine (the "Bankruptcy Court"); and

                  WHEREAS, on June 3, 2004, Pegasus sent a notice to Blackstone terminating the Letter Agreement;
and

                  WHEREAS, certain of the Chapter 11 Subsidiaries entered into as asset purchase agreement with DIRECTV, Inc. dated as of July 30, 2004 pursuant to which these Chapter 11 Subsidiaries sold assets relating to the DIRECTV distribution business to DIRECTV, Inc. on August 27, 2004; and

                  WHEREAS, on September 10, 2004 Blackstone sent to Pegasus an invoice in the amount of $5,235,039.04, which included a transaction fee relating to disposition of the DIRECTV distribution business, in reliance upon a provision in the Letter Agreement that provides for a transaction fee to be paid to Blackstone in the event a Transaction (as defined in the Letter Agreement) is consummated within 15 months from a termination without cause of the Letter Agreement; and

                  WHEREAS, the type of circumstances under which the DIRECTV distribution business was sold was not contemplated by the parties when the Letter Agreement was signed, and the parties wish to resolve issues relating to payments owing to Blackstone.

                  NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Issuance of Shares. In consideration of the delivery by Pegasus of 52,351 shares of Pegasus' Series C Convertible Preferred Stock (the "Series C Preferred Shares"), Blackstone shall fully and forever release Pegasus and waive any further or future assertion of liabilities owing to Blackstone from Pegasus pursuant to the Letter Agreement, including the invoice sent to Pegasus by


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Blackstone on September 10, 2004 in the amount of $5,235,039.04. Pegasus agrees to deliver the Series C Preferred Shares to Blackstone via book entry as soon as practical after the signing of this Agreement.

Section 2. Release. Upon delivery of the Series C Preferred shares as set forth in Section 1, Pegasus and Blackstone shall hereby release, remise and discharge each other, each other's respective parents, subsidiaries, affiliates, heirs, legal representatives, executors, administrators, successors, subsidiaries, divisions, assigns, officers, directors, stockholders, agents and employees from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law or equity, which either party or their respective parents, successors, subsidiaries, affiliates, legal representatives, divisions and assigns, ever had, now have or hereafter can, shall or may, have for, upon, or by reason of any matter, cause or thing whatsoever, whether known or unknown, from the beginning of the world to the day of the date of this Agreement, arising out of, under or in connection with the Letter Agreement or any services provided by Blackstone to Pegasus.

Section 3. Representations and Warranties.

         3.1      Representations and Warranties of Blackstone.

         (A). Blackstone represents and warrants that it understands that this is a full and final general release.

         (B). Blackstone further represents and warrants that

              (i) Blackstone is acquiring the Series C Preferred Shares solely for its own account and not with a view to their distribution in violation of the registration provisions of the Securities Act of 1933, as amended, and the Rules and Regulations thereunder (collectively, the "Act").
              (ii) Blackstone is a Qualified Institutional Buyer, or "QIB" (as defined in Rule 144A under the Act) and that its present and anticipated financial position permits it to purchase the Series C Preferred Shares and to hold the Series C Preferred Shares indefinitely for investment purposes.
              (iii) Blackstone acknowledges that

                 (a) The availability of the exemption from registration under the Act relied upon by the Company in issuing the Series C Preferred Shares is dependent, in part, upon the truth of the representations made herein.

                 (b) It is thoroughly familiar with the business of the Company and has made all investigations which it deems necessary or desirable.


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                 (c)  The Series C Preferred Shares are not registered under the Act or under any applicable state securities law and must be held indefinitely unless they are subsequently so registered or unless an exemption from such registration is available.

                 (d) The Company is under no obligation to register the Series C Preferred Shares under any circumstances or to attempt to make available any exemption from registration under the Act or any applicable state securities law, at Blackstone's expense or otherwise.

                 (e) The Series C Preferred Shares are currently held in book entry under CUSIP Number 705904407, which is the CUSIP number used for Series C Preferred Shares sold in a Rule 144A private offering. If Blackstone requests a physical stock certificate, Blackstone acknowledges that the Company may legend the physical stock certificate in accordance with the Certificate of Designation of the Series C Preferred Shares.


                 (f) If, at a time when registration is required, it is legally permissible for Blackstone to sell the Series C Preferred Shares privately without registration, any Series C Preferred Shares so sold will be restricted in the hands of the purchaser.


         3.2 Mutual Representations and Warranties. Each party hereto (and, with respect to Section 3.2(b)(ii) below only, each person signing this Agreement) hereby makes the following representations and warranties to the other party hereto as follows:

                 (a) It is duly organized and validly existing as a corporation or partnership or limited liability company, as the case may be, in good standing under the laws of its jurisdiction of incorporation or organization.
                 (b) It has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, and (ii) the person who has executed this Agreement is duly authorized to do so and thereby bind the party on whose behalf he or she is purporting to act.
                 (c) This Agreement is a valid and binding agreement, enforceable against such party in accordance with its terms.
                 (d) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate, result in a breach of any of the terms or provisions of, constitute a default (or any event that, with the giving of notice or the passage of time or both would constitute a default) under, accelerate any obligations under, or conflict with, (i) its charter, articles or certificate of incorporation, limited liability company agreement, partnership agreement or bylaws (or other organizational documents), if applicable, or any agreement, indenture or other instrument to which it is a party or by which it or its properties are bound,
                      (ii) any judgment, decree, order or award or any court, governmental body or arbitrator to which it is subject or
                      (iii) any law, rule or regulation applicable to it.


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         3.3      Representations and Warranties of the Company. The Company
         hereby represents and warrants to Blackstone that the Company is the sole legal and beneficial owner of the Series C Preferred Shares, and, upon the delivery of the Series C Preferred Shares to Blackstone, Blackstone will acquire the Series C Preferred Shares free and clear of any liens, encumbrances, pledges, security interest or other restrictions or claims of third parties, other than any of the foregoing created by Blackstone.

Section 4. Miscellaneous. This Agreement represents the entire understanding of the parties with respect to the subject matter contained herein. This Agreement may not be amended, modified or waived except in a writing signed by the party against whom enforcement of such amendment, modification or waiver is sought. This Agreement shall be construed and interpreted in accordance with the internal laws of the Commonwealth of Pennsylvania, without reference to the conflict of laws principles thereof. The parties hereby agree and submit to the jurisdiction of the courts sitting in the Commonwealth of Pennsylvania for the resolution of any dispute relating to this Agreement. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which, when taken together shall constitute one and the same instrument. This Agreement may be executed by facsimile signatures.

Section 5. Confidentiality. The parties agree that this Agreement and its specific terms, including the existence of this Agreement, will be held in strict confidence, and will not be disclosed to anyone except the parties to it, their respective counsel and accountants and their necessary agents, any and all policing or regulatory agencies and as required by law.


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         In Witness whereof, each of Pegasus and Blackstone has caused this
Agreement to be executed by its duly authorized officers as the date first written above.


                                         THE BLACKSTONE GROUP L.P.

                                         By:  /s/ A. J. Agarwal
                                         Name: A.J. Agarwal
                                         Title: Senior Managing Director


                                         PEGASUS COMMUNICATIONS CORPORATION


                                         By: /s/ Scott Andrew Blank
                                         Name: Scott Andrew Blank
                                         Title: Sr. V. P.


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